As filed with the Securities and Exchange Commission on June 15, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARCELLX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2836	47-2855917
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

25 West Watkins Mill Road, Suite A

Gaithersburg, MD 20878

(240) 327-0603

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Rami Elghandour

President, Chief Executive Officer and Chairman of the Board of Directors

Arcellx, Inc.

25 West Watkins Mill Road, Suite A

Gaithersburg, MD 20878

(240) 327-0603

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dan Koeppen Robert L. Wernli Jr. Jennifer Fang David Sharon Wilson Sonsini Goodrich & Rosati, P.C. 1301 Avenue of the Americas 40th Floor New York, New York 10019 (212) 999-5800	Lisa Firenze Jeffries L. Oliver-Li Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, New York 10007 (212) 230-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-265573

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Arcellx, Inc., a Delaware corporation (the “Company”), is filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1, as amended (File No. 333-265573) (the “Prior Registration Statement”), which the Securities and Exchange Commission declared effective on June 15, 2022.

The Company is filing this registration statement for the sole purpose of registering additional shares of its common stock, par value $0.001 per share, with the proposed maximum offering price not to exceed $3,967,500, including shares which may be sold by the Company upon the exercise of the underwriters’ option to purchase additional shares solely to cover over allotments, if any. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement, and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this registration statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and are filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to page II-7 of the Prior Registration Statement on Form S-1 (File No. 333-265573) originally filed on June 14, 2022).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, Maryland, on June 15, 2022.

ARCELLX, INC.

By:	/s/ Rami Elghandour
Rami Elghandour
President, Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rami Elghandour	President, Chief Executive Officer	June 15, 2022
Rami Elghandour	and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Michelle Gilson	Chief Financial Officer	June 15, 2022
Michelle Gilson	(Principal Financial and Accounting Officer)

*	Director	June 15, 2022

Ali Behbahani, M.D.

*	Director	June 15, 2022

Jill Carroll, M.S.

*	Director	June 15, 2022

David Lubner, M.S., C.P.A.

*	Director	June 15, 2022

Kavita Patel, M.D.

*	Director	June 15, 2022

Olivia Ware

*	Director	June 15, 2022
Derek Yoon

* By:	/s/ Rami Elghandour

Rami Elghandour
Attorney-in-fact